Exhibit 10.1

Consulting Agreement

This Consulting Agreement (the "Agreement") is entered into 15th day of September, 2017 by and between Walleo Inc., a Business Consultant, ("Consultant") and Xuliu Chen (the "Buyer").

RECITALS

WHEREAS, the Buyer is in need of assistance in the research of furniture fittings manufacturers for design furniture according to the Buyer's technical criteria; and

WHEREAS, Consultant has agreed to perform consulting work for the Buyer in providing research and consulting services and other related activities as directed by the Buyer;

NOW, THEREFORE, the parties hereby agree as follows:

1.

Consultant's Services. Consultant shall be available and shall provide to the Buyer professional consulting services in the area of furniture fittings manufacturers research ("Consulting services") as requested.

2.

Consideration.

A. RATE. In consideration for the Consulting Services to be performed by Consultant under this Agreement, the Buyer shall pay Consultant $2,750.00 within 3 days after the Consulting services are delivered.

B.

EXPENSES. Additionally, the Buyer will pay Consultant for the following expenses incurred while the Agreement between Consultant and the Buyer exists:

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All travel expenses to and from all work sites

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Administrative expenses;

Consultant shall submit written documentation and receipts where available itemizing the dates on which expenses were incurred. The Buyer shall pay Consultant the amounts due pursuant to submitted reports within 14 days after a report is received by the Buyer.

3.

Independent Contractor. Nothing herein shall be construed to create an employer-employee relationship between the Buyer and Consultant. Consultant is an independent contractor and not an employee of the Buyer or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Buyer will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold himself out as an employee of the Buyer.

4.

Confidentiality. In the course of performing Consulting Services, the parties recognize that Consultant may come in contact with or become familiar with information which the Buyer or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Buyer business strategy, unique business concepts, business plans, research, marketing reports, which information may be of value to a competitor. Consultant agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Buyer personnel or their designees.

5.

Term and termination. Either party may terminate this Agreement upon Thirty (30) days prior written notice.

6.

Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the Thailand, or international mail properly addressed to the appropriate party at the address set forth below:

1.

Notices to Consultant: 5th St. Dalong, Bldg., Ste. 14, International Furniture Center, Inner Mongolia, Manzhouli City, China 021400

2.

Notices to the Buyer: 1st Bldg, Sidao St, Manzhouli Shi, Hulunbeier Shi, Neimenggu Zizhiqu, China

7. Miscellaneous.

7.1 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

7.2 Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Buyer and to the Buyer's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Buyer.

7.3 Governing Law, Severability. This Agreement shall be governed by the laws of the Kingdom of Thailand. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

WHEREFORE, the parties have executed this Agreement as of the date first written above.

By: Xuliu Chen

  /s/ Xuliu Chen

By: Walleo Inc.

/s/ Xianfeng Wang

September 15, 2017